UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 28, 2015

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 28, 2015, Unitil Corporation issued a press release announcing its results of operations for the three and twelve month periods ended December 31, 2014. The press release and accompanying financial report are furnished with this Current Report on Form 8-K as Exhibit 99.1.

The Company analyzes operating results using Gas Sales Margin and Electric Sales Margin, non-GAAP measures. Gas Sales Margin ($29.4 million and $97.4 million for the three and twelve month periods ended December 31, 2014, respectively) is calculated as Total Gas Operating Revenue ($62.1 million and $201.4 million for the three and twelve month periods ended December 31, 2014, respectively) less Cost of Gas Sales ($32.7 million and $104.0 million for the three and twelve month periods ended December 31, 2014, respectively). Electric Sales Margin ($20.1 million and $80.8 million for the three and twelve month periods ended December 31, 2014, respectively) is calculated as Total Electric Operating Revenue ($56.5 million and $218.7 million for the three and twelve month periods ended December 31, 2014, respectively) less Cost of Electric Sales ($36.4 million and $137.9 million for the three and twelve month periods ended December 31, 2014, respectively).

The Company’s management believes Gas Sales Margin and Electric Sales Margin are better measures to analyze profitability than Total Gas Operating Revenue and Total Electric Operating Revenue because the approved cost of sales are tracked and reconciled to costs that are passed through directly to customers, resulting in an equal and offsetting amount reflected in Total Gas Operating Revenue and Total Electric Operating Revenue, respectively. Sales margin can be reconciled to Operating Income, a GAAP measure, by including Operation and Maintenance, Depreciation and Amortization and Taxes Other Than Income Taxes for each segment in the analysis.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release dated January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin Senior Vice President, Chief Financial Officer and Treasurer

Date: January 28, 2015

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated January 28, 2015.